Exhibit 99
BOB EVANS FARMS NAMES HERBERT BILLINGER AS EXECUTIVE VICE PRESIDENT
OF OPERATIONS, PRODUCTIVITY AND INTEGRATION AT MIMI’S CAFÉ
COLUMBUS, Ohio — Dec. 17, 2007 — Bob Evans Farms, Inc. (NASDAQ: BOBE) today named Herbert Billinger as executive vice president of operations, productivity and integration at Mimi’s Café, effective Jan. 2, 2008.
Billinger comes to Mimi’s Café from Kentucky Fried Chicken, where he has served as vice president of operations and senior director of franchise operations since 2002, with responsibility for 242 company restaurants and 894 franchise restaurants. Prior to that, from 1990 to 2002, he was at Pizza Hut, where he held the positions of director of company operations, corporate director of core labor management, area manager and restaurant general manager, among others. He also spent 11 years in management at several McDonald’s Corporation franchise companies.
“We are excited to have Herbert, with his 28 years of restaurant operations management at three premier restaurant brands, join our team,” Bob Evans Chairman and Chief Executive Officer Steve Davis said. “Herbert brings us operations excellence, expertise in opening restaurants, experience in both company-owned and franchise-operated restaurant companies, and a relentless focus on restaurant profitability.
“Along with the addition of Tim Pulido, who became president of Mimi’s Café on Dec. 3, 2007, we have recently added two world-class executives to the concept where we are allocating the majority of our organic investments,” Davis added. “Herbert’s primary focus will be to further improve operations and productivity at Mimi’s Café by sharing best practices and facilitating teamwork between our two restaurant concepts.” Billinger will also oversee the real estate function at Mimi’s Café.
Billinger has an MBA from Pepperdine University. He will report to Pulido.
Dan Dillon will retain his responsibilities as chief operating officer at Mimi’s Cafe. Dillon will report to Billinger, along with Dani Mayer, vice president of development, and Jay Hutchison, vice president of manufacturing.
About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans and Mimi’s Café brand names. As of Oct. 26, 2007, Bob Evans owned and operated 579 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States, while Mimi’s Café owned and operated 118 casual restaurants located in 22 states, primarily in California and other western states. Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the Company’s Web site at http://www.bobevans.com.

Contacts:	Donald J. Radkoski	(614) 492-4901
	David D. Poplar	(614) 492-4954
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:
•	Negative publicity or litigation regarding allegations of food-related illness,

•	Failure to achieve and maintain positive same-store sales,

•	Changing business and/or economic conditions, including energy costs,

•	Competition in the restaurant and food products industries,

•	Ability to control restaurant operating costs, which are impacted by market changes in the cost or availability of labor and food, minimum wage and other employment laws, fuel and utility costs,

•	Changes in the cost or availability of acceptable new restaurant sites,

•	Accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of Mimi’s,

•	Adverse weather conditions in locations where we operate our restaurants,

•	Consumer acceptance of changes in menu offerings, price, atmosphere and/or service procedures,

•	Consumer acceptance of our restaurant concepts in new geographic areas, and

•	Changes in hog and other commodity costs.
There is also the risk that we may incorrectly analyze these risks or that the strategies developed by us to address them will be unsuccessful.
Certain risks, uncertainties and assumptions are discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 27, 2007. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. It is impossible to predict or identify all such risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the statement is made to reflect unanticipated events. Any further disclosures in our filings with the Securities and Exchange Commission should also be consulted. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the company are qualified by the cautionary statements in this section.